SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2003

AUSPEX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21432	93-0963660

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Scott Boulevard
Santa Clara, California 95050

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 566-2000

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On October 2, 2003, the United States Bankruptcy Court, Northern District of California, San Jose Division (the “Bankruptcy Court”) approved the First Amended Disclosure Statement for Plan of Liquidation (“Disclosure Statement”) substantially in the form attached as Exhibit 99.2 attached to the Form 8-K filed with the Securities and Exchange Commission on September 26, 2003. In addition, the Bankruptcy Court also approved the schedule attached hereto as Exhibit 99.1 and incorporated herein by reference. The Disclosure Statement, the First Amended Plan of Liquidation (the “Plan”), the Notice of Confirmation Hearing (the “Notice”) and class appropriate ballots will be distributed to creditors and record owners of the Company’s equity securities to allow them to vote to accept or reject the Plan. The record date for voting by the Company’s equity holders is October 2, 2003. A Confirmation Hearing, at which the Company will seek approval of the Plan is scheduled for November 13, 2003 at 11:00 a.m. pacific standard time. Until such time as the Plan is approved by the Bankruptcy Court and the Effective Date (as defined in the Plan) passes, the Company is prohibited from making any distributions on account of any pre-petition obligation, absent the approval of such distributions by the Bankruptcy Court. Until the Effective Date all of the assets of the Company remain subject to the Bankruptcy Court’s jurisdiction. The implementation of the Plan, including, without limitation, the payment of any liquidation payment to the stockholders of the Company remains subject to the settlement and full payment, including post-petition interest, of allowed obligations that are senior creditors, following the approval of the Plan by the Bankruptcy Court and the Effective Date. The form of Order approved by the Bankruptcy Court is attached hereto as Exhibit 99.1 and is incorporated by reference. All of the exhibits to the Order, except for Exhibit F, were previously filed as exhibits to the Form 8-K filed with the Securities and Exchange Commission on September 26, 2003. Exhibit F is filed as an exhibit to the Order which is filed as an exhibit hereto and the rest of the exhibits to the Order are incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit Number	Description

99.1	Form of Order approved by the Bankruptcy Court.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSPEX SYSTEMS, INC

Date: October 6, 2003	/s/ Peter Simpson

Peter Simpson
Chief Financial Officer

2.

Exhibit Index

Exhibit Number	Description

99.1	Form of Order approved by the Bankruptcy Court.

3.